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                                  EXHIBIT 23.6



The Board of Directors
CapRock Telecommunications Corp.
(formerly CapRock Communications Corp.)
The Partners of CapRock Fiber Network, Ltd.


We consent to the use of our report related to CapRock Telecommunications Corp. and CapRock Fiber Network, Ltd. included herein and to the reference to our firm under the headings "Selected Historical Financial Data of Telecommunications," "Selected Historical Financial Data of the Partnership," and "Experts" in the prospectus.

                                       Burds Reed & Mercer, P.C.


Dallas, Texas
September 28, 1998